UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 Welton St., Floor 4, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                   Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Closing of Akerna Option to Acquire Remaining Solo Shares

On July 31, 2020, Akerna Corp., a Delaware corporation (the “Akerna”), pursuant to that certain Stock Purchase Agreement (the “Agreement”) with substantially all of the shareholders (the “Shareholders”) of solo sciences, inc., a Delaware corporation (“Solo”), Ashesh C. Shah, Lokesh Chugh and Palle Pedersen, each an adult individual (collectively, the “Shareholder Representatives”) and Solo, closed on its option (the “Akerna Option”) to acquire the remaining approximately 20% of issued and outstanding shares of capital stock of Solo, free and clear of all liens (the “Remaining Shares”).

Pursuant to the Agreement, at the closing Akerna issued 800,000 shares of common stock of Akerna (the “Akerna Shares”) to the Shareholders in exchange for the Remaining Shares, such Akerna Shares were issued to the Shareholders pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 506 of Regulation D thereunder and Section 4(a)(2) thereof, based on the representations of the Shareholders in the Agreement.

The Agreement and the closing of the initial purchase of shares of capital stock of Solo was previously disclosed in Akerna’s Current Reports on Form 8-K previously filed with the Commission on November 26, 2019 and January 22, 2020, as amended on April 14, 2020 and May 29, 2020.

In consideration for Akerna exercising the Akerna Option, the Shareholder Representatives, on behalf of the Shareholders, agreed to amend the Agreement effective as of the closing of the Akerna Option to delete Section 9.19 of the Agreement in its entirety, thereby terminating Akerna’s obligation to pay fees to the legacy Solo shareholders equal to the lesser of (i) $0.01 per Solo Tag and Solo Code sold or (ii) 7% of net revenue and to waive any accrued but unpaid fees earned up to and including the date of the closing of the Akerna Option.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements.

The audited financial statements of Solo as of December 31, 2019 and 2018 and for the years then ended were previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K/A on May 29, 2020. The consent of independent auditors was attached thereto as Exhibit 23.1.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Akerna, giving effect to the acquisition of Solo, which includes the unaudited pro forma condensed combined balance sheet as of December 31, 2019, the unaudited pro forma condensed combined statements of earnings for the year ended June 30, 2019 and for the six months ended December 31, 2019 and the related notes, was filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K/A on May 29, 2020.

(d) Exhibits

No.	Description
10.1	Stock Purchase Agreement, dated November 25, 2019 (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed on November 26, 2019 (File No. 001-39096)).
99.1

Solo’s audited financial statements as of December 31, 2019 and 2018 and for the two years then ended, the related notes thereto, and the independent auditors’ report thereon (incorporated by reference to Exhibit 99.1 to the registrant’s Form 8-K/A filed on May 29, 2020 (File No. 001-39096)).

99.2

The unaudited pro forma condensed combined financial information of Akerna, giving effect to the acquisition of Solo and Ample Organics Inc. (incorporated by reference to Exhibit 99.3 to the registrant’s Form 8-K filed on July 8, 2020 (File No. 001-39096)).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 4, 2020	AKERNA CORP.

	By:	/s/ Jessica Billingsley
Name: Jessica Billingsley Title: Chief Executive Officer

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